UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 20, 2008

CHALLENGER POWERBOATS, INC.
(Exact name of registrant as specified in charter)

Nevada	000-30914	88-0394012
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Westlink Dr., Washington, MO 63090
(Address of principal executive offices)

(636) 390-9000
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 20, 2008, we entered into a Separation Agreement and Release with Jack Clark, our Chief Operating Officer.

Pursuant to the terms of the Separation Agreement, effective February 20, 2008, Mr. Clark resigned his position as our Chief Operating Officer. Upon execution of the Separation Agreement, we paid Mr. Clark $7,476.92 in salary and accrued vacation pay.  Further under the terms of the Separation Agreement, we agreed to pay Mr. Clark one month’s pay in two equal payments on March 14, 2008 and March 31, 2008.

The foregoing description of the terms and conditions of the Separation Agreement and Release is qualified in its entirety by, and made subject to, the more complete information set forth in the Separation Agreement and Release filed as Exhibit 10.1, and incorporated herewith.

This report contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in our annual report on Form 10-KSB and other reports filed with the Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION
10.1	Separation Agreement and Release between the Company and Jack Clark, dated February 20, 2008 (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHALLENGER POWERBOATS, INC.
(Registrant)

Date: February 25, 2008	By:	/s/ Laurie A. Phillips
Laurie A. Phillips
Chief Executive Officer